PRESS RELEASE

Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Investor Relations Manager (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Announces

First Quarter 2007 Financial Results

Highlights

•	Funds From Operations (FFO) was $0.29 per diluted share for the first quarter of 2007, an 11.5% increase over same period in the prior year
•	Total revenue for the first quarter was $30.5 million, an increase of 7.1% over the same period in the prior year
•	Acquired approximately 105 acres for development in Apex, North Carolina
•	Entered into a $200 million unsecured revolving credit facility to replace existing secured revolving credit facility
•	Declared second quarter 2007 cash distribution of $0.195 per share
•	Commenced redevelopment of Glendale Mall and secured Target Corporation as anchor tenant (beginning in April)
•	Included in S&P SmallCap 600 Index (beginning April)

Indianapolis, Ind., May 9, 2007 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its first quarter ended March 31, 2007. Financial statements and exhibits attached to this release include results for the three months ended March 31, 2007 and 2006.

Financial and Operating Results

For the three months ended March 31, 2007, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $10.9 million, or $0.29 per diluted share for the Kite Portfolio compared to $9.8 million, or $0.26 per diluted share, for the Kite Portfolio for the same period in the prior year. FFO per diluted share for the first quarter of 2007 increased 11.5% over the same period in the prior year. The Company’s allocable share of FFO was $8.4 million for the three months ended March 31, 2007 compared with the Company’s allocable share of $7.6 million for the same period in 2006.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the first quarter of 2007 increased 7.1% to $30.5 million from $28.4 million for the same period in 2006. The Company’s net income for the first quarter of 2007 was $1.6 million, compared to $1.8 million for the first quarter of 2006.

“I am pleased with the strong progress that we made in the first quarter as we continue to execute on our diversified growth strategy,” said John A. Kite, Kite Realty Group’s President and Chief Executive Officer. “We added an exciting new mixed-use development in Apex, North Carolina to our visible shadow pipeline and announced the redevelopment of Glendale Mall in Indianapolis. I am also pleased that the first quarter of 2007 was the third consecutive quarter that we have increased the size of our combined development portfolio. In addition, our inclusion in the S&P SmallCap 600 Index beginning in April and in the RMZ later this month should generate additional exposure for us as a growing development and redevelopment story.”

Operating Portfolio

As of March 31, 2007, the Company owned interests in 48 retail operating properties totaling approximately 6.9 million square feet. The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 95.2% leased as of March 31, 2007, compared to 93.4% leased as of the end of the prior quarter. This increase is primarily attributable to the transfer of Glendale Mall (73.8% leased at December 31, 2006) from the operating portfolio to the redevelopment portfolio as of March 31, 2007. In addition, the Company owned four commercial operating properties totaling 562,652 square feet and an associated parking garage. As of March 31, 2007, the owned net rentable area of the commercial operating portfolio was 91.5% leased, compared to 91.7% as of the end of the fourth quarter of 2006.

Capital Markets Activities

On February 20, 2007, the Company entered into a four-year $200 million unsecured revolving credit facility to replace the Company’s secured revolving credit facility. Terms of the agreement include pricing at LIBOR plus 115 to 135 basis points depending on the Company’s leverage and an expansion feature allowing up to $400 million of total borrowing capacity, subject to certain conditions. Initial proceeds were used to repay the $118 million principal amount outstanding under the Company’s $150 million secured revolving credit facility and retire the secured revolving credit facility.

Development Activities

As of March 31, 2007, the Company owned interests in 11 retail properties in the current development pipeline that are expected to total approximately 1.7 million square feet. Approximately 669,000 square feet are anticipated to be owned directly by the Company or through joint ventures. The remaining square footage will be owned by anchor tenants upon completion of the developments. The total estimated cost of these projects is $201 million, of which approximately $130 million had been incurred as of March 31, 2007. Approximately 72.3% of the owned GLA at properties in the development pipeline is currently leased or in various stages of lease negotiations.

In March, the Company purchased approximately 105 acres in Apex, North Carolina for $14.5 million. The Company expects to use the land for a mixed-use development to consist of residential and commercial components, including 345,000 square feet of total retail GLA. Development cost for the 120,000 square feet of retail GLA to be developed and owned by the Company is anticipated to total approximately $26 million.

During the first quarter of 2007, the Company executed 22 new leases for 148,250 square feet of GLA for our development and operating properties.

Redevelopment Activities

On April 19, 2007, the Company sold approximately 10.5 acres to Target Corporation in conjunction with the redevelopment of Glendale Mall. This power center, to be renamed Glendale Town Center, is anticipated to total 685,000 square feet and will be anchored by a new 129,000 square foot Target (non-owned), an existing 237,000 square foot Macy’s (owned), and an existing 135,000 square foot Lowe’s (non-owned).  Target is expected to open in the summer of 2008. During the first quarter of 2007, the Company commenced demolition on portions of the enclosed mall area.

Glendale Town Center will include the existing Kerasotes Theatres, Staples, and the Indianapolis-Marion County Public Library. The center is also expected to include new small shop and professional office space, as well as two new outlots. The Company anticipates that its investment in the redeveloped property, net of third party contributions, will be approximately $15 million.

During the first quarter, the Company began the demolition and construction at its Shops at Eagle Creek property in Naples, Florida. The Company has signed a lease with Staples for one half of the space formerly occupied by Winn-Dixie and is actively marketing the remaining available space. An exterior renovation of the small shops is also planned as part of this redevelopment effort.

Other Events

On April 13, 2007, the Company was added to the S&P 600 SmallCap index. The Company has also been informed that it will be added to the MSCI US REIT Index (RMZ) as of May 31, 2007.

In May 2007, the Company signed a letter of intent with the Indiana Supreme Court to lease approximately 71,000 square feet in the Company’s 30 South Meridian building. The Supreme Court will lease space formerly occupied by Eli Lilly and Company.

Distributions

On February 16, 2007, the Board of Trustees declared a quarterly cash distribution of $0.195 per common share for the quarter ended March 31, 2007 to shareholders of record as of April 5, 2007. This distribution was paid on April 17, 2007.

On May 7, 2007, the Board of Trustees declared a quarterly cash distribution of $0.195 per common share for the quarter ended June 30, 2007 to shareholders of record as of July 6, 2007. This distribution will be paid on or about July 18, 2007.

Earnings Guidance

The Company is reaffirming its earnings and FFO guidance, which it previously provided in its December 14, 2006 press release, for the fiscal year ending December 31, 2007 in the range of $1.24 to $1.30 per diluted share. Following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2007	Low	High

Diluted net income per share	$0.34	$0.39
Limited Partners’ interests in Operating Partnership	0.10	0.11
Depreciation and amortization of consolidated entities	0.79	0.79
Depreciation and amortization of unconsolidated entities	0.01	0.01
Diluted FFO per share	$1.24	$1.30

Earnings Conference Call

Management will host a conference call on Thursday, May 10, 2007 at 11:00 a.m. EDT to discuss financial results for the quarter and year ended March 31, 2007. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers. After the live webcast, the call will remain available on the Company’s website until August 11, 2007. In addition, a telephonic replay of the call will be available until June 10, 2007. The replay dial-in telephone numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 286 and reservation code 238239 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Statements regarding the Company’s 2007 FFO and earnings guidance, including the underlying assumptions are, and certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust

Consolidated Balance Sheets

(Unaudited)

	March 31, 2007	December 31, 2006

Assets:
Investment properties, at cost:
Land	$191,150,545	$190,886,884
Land held for development	28,014,081	21,687,309
Buildings and improvements	582,723,109	582,715,399
Furniture, equipment and other	5,063,515	5,492,726
Construction in progress	188,704,528	155,569,117

	995,655,778	956,351,435
Less: accumulated depreciation	(68,497,627)	(63,726,825)

	927,158,151	892,624,610
Cash and cash equivalents	15,771,140	23,952,594
Tenant receivables, including accrued straight-line rent, net of allowance for bad debts	14,267,021	15,215,858
Other receivables	18,774,969	18,247,435
Investments in unconsolidated entities, at equity	1,100,946	1,174,371
Escrow deposits	8,835,570	8,604,580
Deferred costs, net	18,474,243	17,532,939
Prepaid and other assets	5,635,089	5,808,926

Total Assets	$1,010,017,129	$983,161,313

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$596,643,238	$566,975,980
Accounts payable and accrued expenses	35,121,716	33,007,119
Deferred revenue and other liabilities	30,417,658	30,156,299
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	160,279	—
Minority interest	4,198,479	4,295,723

Total Liabilities	666,541,370	634,435,121
Commitments and contingencies
Limited Partners’ interests in Operating Partnership	77,281,947	78,812,120
Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 28,882,323 shares and 28,842,831 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	288,823	288,428
Additional paid in capital and other	291,650,987	291,159,647
Accumulated other comprehensive income	79,548	297,540
Accumulated deficit	(25,825,546)	(21,831,543)

Total shareholders’ equity	266,193,812	269,914,072

Total Liabilities and Shareholders’ Equity	$1,010,017,129	$983,161,313

Kite Realty Group Trust

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31

(Unaudited)

	Three-Months Ended March 31

	2007	2006

Revenue:
Minimum rent	$17,342,202	$15,734,672
Tenant reimbursements	4,678,714	3,695,873
Other property related revenue	2,451,935	1,051,701
Construction and service fee revenue	5,870,553	7,896,936
Other income, net	109,543	53,876

Total revenue	30,452,947	28,433,058
Expenses:
Property operating	4,090,223	3,034,174
Real estate taxes	2,638,065	2,506,914
Cost of construction and services	5,065,374	7,185,364
General, administrative, and other	1,427,076	1,343,537
Depreciation and amortization	8,749,203	7,522,235

Total expenses	21,969,941	21,592,224

Operating income	8,483,006	6,840,834
Interest expense	(6,183,318)	(4,569,992)
Income tax expense of taxable REIT subsidiary	(254,615)	(13,287)
Minority interest in income of consolidated subsidiaries	(1,756)	(37,524)
Equity in earnings of unconsolidated entities	70,296	87,973
Limited Partners’ interests in the Operating Partnership	(475,563)	(535,457)

Net income	$1,638,050	$1,772,547

Income per common share – basic & diluted	$0.06	$0.06

Weighted average Common Shares outstanding – basic	28,859,164	28,571,440

Weighted average Common Shares outstanding – diluted	29,177,004	28,704,563

Dividends declared per common share	$0.1950	$0.1875

Kite Realty Group Trust

Funds From Operations

For the Three Months Ended March 31, 2007 and 2006

(Unaudited)

	Three Months Ended March 31

	2007	2006

Funds From Operations:
Net income	$1,638,050	$1,772,547

Add Limited Partners’ interests in income	475,563	535,457
Add depreciation and amortization of consolidated entities, net of minority interest	8,635,874	7,428,693
Add depreciation and amortization of unconsolidated entities	101,202	102,019

Funds From Operations of the Kite Portfolio[1]	10,850,689	9,838,716
Less Limited Partners’ interests in Funds From Operations	(2,430,554)	(2,271,952)

Funds From Operations allocable to the Company[1]	$8,420,135	$7,566,764

Basic FFO per share of the Kite Portfolio	$0.29	$0.26

Diluted FFO per share of the Kite Portfolio	$0.29	$0.26

Basic weighted average Common Shares outstanding	28,859,164	28,571,440

Diluted weighted average Common Shares outstanding	29,177,004	28,704,563

Basic weighted average Common Shares and Units outstanding	37,259,012	37,190,104

Diluted weighted average Common Shares and Units outstanding	37,576,852	37,323,227

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1

“Funds from Operations of the Kite Portfolio” represents 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds from Operations allocable to the Company” reflects a reduction for the Limited Partners’ diluted weighted average interests in the Operating Partnership.